EXHIBIT 99.1

Media Contact:	Investor Contact:
Dan La Russo	Philip Bourdillon/Gene Heller
Ogilvy Public Relations	Silverman Heller Associates
720.840.8254	310-208-2550
dan.larusso@ogilvypr.com	bourdillon@sha-ir.com

Raindance Updates Guidance for First-Quarter 2005

Louisville, Colo. — March 16, 2005 — Raindance Communications, Inc. (Nasdaq: RNDC) announced today that it is raising its net income guidance for the three months ending March 31, 2005 and reiterating its revenue guidance. The company now expects to report net income of between $750,000 and $1 million on revenues of between $18.5 and $19.0 million.

“Our revised expectations are primarily driven by better-than-expected gross margin performance combined with lower-than-anticipated operational expenses,” said Don Detampel, Raindance’s president and chief executive officer. “When we previously announced our guidance,” said Detampel, “I noted the degree to which changes in operational expenses, particularly sales and marketing, can affect net income, as well as our conviction that such outlays be done prudently and to maximum effect. We continue to focus our spending to produce what we believe will be the best possible results.”

About Raindance Communications
Raindance Communications, Inc. redefines the everyday meeting experience with the industry’s only integrated web, audio and multi-point desktop video conferencing platform. Raindance Meeting Edition replicates the ease and flow of in-person meetings by enabling remote meetings that are as natural as sitting around a conference room table. With Raindance Meeting Edition, users find it incredibly easy to start or join a meeting, to engage participants with one-click sharing of applications, and to control meeting flow with integrated audio and video participant tracking. Thousands of corporate customers currently use Raindance’s technology to more effectively communicate with colleagues, vendors, customers and partners around the world. For more information, please visit www.raindance.com or call 800.878.7326.

Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release contains plans, intentions, objectives, estimates and expectations that may constitute forward-looking statements. Forward-looking statements in this release include, but are not limited to: our expectations regarding future growth and financial performance; our estimates for revenue and net income in the first quarter of 2005; our expectations regarding operating expenses and gross margins; the impact of our new products on financial results; planned sales and marketing efforts and events and related expenses; the results we expect to yield from operational expenditures; the timing of new product releases; and all additional statements that imply future demand for our services or positive operating results from the provision of these services. These statements are subject to risks and uncertainties that could cause future events to differ materially. These risks and uncertainties include, but are not limited to: risks with respect to our ability to properly forecast financial and operating results; changes in the economy and its effect on our business; changes in our marketplace and in communication services technology; competition from existing and new competitors; pricing pressure; our ability to retain existing customers; our ability to increase existing customer usage of our services; the timing and success of our marketing and sales efforts and product offerings; and our ability to timely and successfully deliver our services. We may not be able to effectively address these risks, and accordingly our financial performance and stock price may be adversely affected. A detailed description of additional factors that could cause actual results to differ materially from those contained in the forward-looking statements can be found in our filings with the Securities and Exchange Commission, including our Form 10-K filed on March 15, 2005. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov. All forward-looking statements made in this press release are made as of the date hereof, and we assume no obligation to update the forward-looking statements included in this document. In addition, we assume no obligation to update future guidance.

Raindance, Raindance Communications, SwitchTower, OpenGo and our logo are trademarks or registered trademarks of Raindance Communications, Inc. All other company names and products may be trademarks of their respective companies.